[illegible]

Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax (303) 894-2242

For office use only 002

[illegible]

MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

Please include a typed
self-addressed envelope

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is [illegible]

SECOND: The following amendment to the Articles of Incorporation was adopted on [illegible], 19__, [illegible] in the manner marked with an X below:

_____ No shares have been issued or Directors Elected - Action by Incorporators

_____ No shares have been issued but Directors Elected - Action by Directors

_____ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

__X__ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is ______________________________

____

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date: ______________
(Not to exceed ninety (90) days from the date of filing)

____

Signature [illegible]
Title [illegible]

AMENDMENTS TO THE ARTICLES OF INCORPORATION OF NORTH AMERICAN RESORTS,INC.

Articles are amended to read as follows:

A. Ten to one reverse in the [illegible] stock only. Outstanding [illegible] shares of 2,909,955 has been reverted to [illegible] shares.

B. Board of Directors re-elected to same positions [illegible].

C. Preferred [illegible] have [illegible] votes per share.

D. Board of Directors gives the president authority to [illegible] whenever it is appropriate and [illegible] needed. This authority [illegible] the Board was questioned by the shareholders [illegible] any [illegible] time in the future.

E. Additional by laws as follows:

ARTICLE I

MEETINGS OF SHAREHOLDERS

1.1 Regular Meetings. Regular meetings of shareholders may be called by the Chief Executive Officer, the Secretary [illegible] Board of Directors [illegible] by shareholder demanded [illegible] with [illegible] Statutes. [illegible] meeting shall be designated a regular meeting [illegible] described as such in the notice of meeting, [illegible] unless [illegible] shareholders are present in person or by proxy and [illegible] objects to this designation.

1.2 Special Meetings. Special meetings of the shareholders [illegible] called for any purpose or purposes at any time by the Chief Executive Officer, Chief Financial Officer, two or more directors, or by shareholder demand in accordance with Colorado Statutes.

1.3 Time and Place of Shareholder Meeting. Except as [illegible] by statute, any meeting of shareholders shall be held [illegible] at the time and place fixed by the Chief Executive Officer or the Board of Directors of the corporation.

1.4 Notice of Shareholder Meeting. Except as otherwise provided by statute, written notice of the date, time, and place of any meeting of shareholders shall be given to every holder of voting shares at such address as appears on the stock book of the corporation at least five days prior to the meeting [illegible] days prior to the meeting if by telex, telegram or [illegible].

1.8 Voting. Except where a greater percentage is required by statute, the shareholders shall take action by the affirmative vote of the holders of a majority of the votes of the shares present.

ARTICLE II

DIRECTORS

2.1 Number; Term of Office. The number of directors of the corporation shall be as determined from time to time by the shareholders. [illegible] Each director shall [illegible] an indefinite term, not to exceed five years, [illegible] the meeting of shareholders next held after the director's election and until a successor is elected and has qualified, or until the earlier [illegible] resignation, removal, or disqualification of the director.

2.2 Removal. The Board of Directors or the shareholders may remove any director of the corporation at any time, for cause or without cause. New directors may be elected at a meeting at which directors are removed.

2.3 Board Meetings; Notice. The Chief Executive Officer, [illegible] the Chairman of the Board of Directors (if one is elected), or Directors comprising at least one-third of the number of directors then in office may call a Board meeting by giving five days notice if the notice is mailed, or two days notice if by telephone, telex, [illegible] to all directors of the day or date and time of the meeting. Meetings of the Board of Directors may be held at the [illegible] date, time and place as shall be determined by the Board. If the day or date, time, and place have been announced at a previous meeting of the Board, [illegible] meeting schedule is adopted by the Board, [illegible]. In the absence of a designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation.

2.4 (a) Advance Written Consent or Opposition. Any member of the Board or a committee thereof, as the case may be, may give advance written consent or opposition to a proposal to be acted on at a Board or committee meeting. If a director or member thereof is not present at the meeting, advance written consent or opposition to a proposal does not constitute presence for the purpose of determining whether a quorum exists, but such advance written consent or opposition shall be a vote in favor of or against the proposal or resolution acted upon at the meeting if the proposal or resolution has substantially the same effect as the proposal or resolution to which the member of the Board or committee has so [illegible].

(l) Action without Meeting. Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. An action requiring shareholder approval required or permitted to be taken at a board meeting may be taken by written action signed by all the directors. Any such written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken.

ARTICLE III

OFFICERS

3.1 Election, Tenure of Office, Removal. The Board of Directors shall elect a Chief Executive Officer and Chief Financial Officer, and may elect such other officers as it may deem necessary for the operation and management of the corporation, each of whom shall have the duties and responsibilities incident to the offices which they hold or as determined by the Board. Officers need not be directors or shareholders. Without limiting the foregoing, the Board may elect a Chairman of the Board, President, one or more Vice Presidents, a Treasurer, a Secretary and such assistant officers as it may designate with titles to describe their duties, functions and responsibilities. Officers shall hold office at the will of the Board for the immediate ensuing term until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.

ARTICLE IV

4.1 Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Minnesota Statutes, Section [illegible], any Bylaw may be amended or replaced by the Board of Directors at any meeting; provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office. The Board may adopt or amend a Bylaw to increase the number of directors.

ARTICLE V

INDEMNIFICATION

5.1 The corporation shall indemnify persons for such expenses and liabilities in such manner, under such circumstances, and to the extent required by Colorado Statutes.

Brian Nelson, President
North American Resorts, Inc.

ATTEST:

Gary Levenson
Secretary/Treasurer/Director

CERTIFICATE OF ACTION WITHOUT MEETING

The undersigned, being all of the Directors of NORTH AMERICAN RESORTS, INC., a Colorado corporation, (the "Company") do hereby consent and agree to the adoption of the following resolutions:

> RESOLVED, that the resignation of Gregory Johnson as President, Chief Executive Officer and a member of the Board of Directors is hereby accepted and Ben Traub is hereby appointed President, Chief Executive Officer and a member of the Board of Directors.
>
> RESOLVED, that the resignation of Robert Heidmann as Vice President and a member of the Board of Directors is hereby accepted and Robert Waltz is hereby appointed Vice President and a member of the Board of Directors.
>
> RESOLVED, that the resignation Paula Nichols as Secretary, Chief Financial and a member of the Board of Directors is hereby accepted and Ellen Luthy is hereby appointed as Secretary, Treasurer, Chief Financial Officer and a member of the Board of Directors

The foregoing resolutions were unanimously adopted by the Board of Directors of the Company on the [illegible] day of June 2000. Action was taken pursuant to applicable Colorado law which provides that such action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record thereof be made in writing and signed by all of the members of the Board of Directors.

____
Gregory Johnson

____
Robert Heidmann

____
Paula Nichols